UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Form 8-K (the “Form 8-K”) is incorporated by reference in this Item 1.01.

Item 1.02 – Termination of a Material Definitive Agreement.

The Second Amended and Restated Credit Facility (as hereinafter defined) amends and restates that certain 2012 Credit Agreement (as defined below). The information contained in Item 2.03 of this Form 8-K is incorporated by reference in this Item 1.02.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On January 27, 2014, W. P. Carey Inc. (“W. P. Carey”) reported that the proposed merger described in the Agreement and Plan of Merger dated as of July 25, 2013 (the “Merger Agreement”) by and among Corporate Property Associates 16 - Global Incorporated (“CPA®:16 — Global”), W. P. Carey, the ultimate parent of the external manager of CPA®:16 — Global, WPC REIT Merger Sub Inc., a wholly-owned indirect subsidiary of W. P. Carey and the other parties thereto, and the other transactions contemplated thereby (the “Merger”) were approved by its stockholders at a special meeting held on January 24, 2014.  W. P. Carey also reported that the Merger was approved by the stockholders of CPA®:16 — Global at a separate meeting of its stockholders held on the same date.

On January 31, 2014 (the “Closing Date”), the Merger closed. Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, each share of common stock of CPA®:16 – Global was automatically converted into the right to receive 0.1830 shares of common stock of W. P. Carey (“W. P. Carey Common Stock”). Fractional shares were converted into the right to receive cash valued at the product of (i) such number of fractional shares, and (ii) $61.48. Upon the consummation of the Merger, W. P. Carey issued 30,729,878 shares of W. P. Carey Common Stock to the CPA®:16 – Global stockholders. Neither W. P. Carey nor any of its affiliates received any merger consideration for shares of CPA®:16 – Global common stock owned by them.

CPA®:16 – Global was managed by W. P. Carey and its affiliates pursuant to written advisory agreements.  The advisory agreements were automatically terminated upon the closing of the Merger. The foregoing descriptions of the Merger and related transactions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Merger Agreement governing the Merger. A copy of the Merger Agreement was attached as Exhibit 2.1 to W. P. Carey’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, W. P. Carey entered into a second amended and restated credit agreement, by and among W. P. Carey, as borrower (“Borrower”), the Guarantors identified therein, all of which are subsidiaries of W. P. Carey (collectively, the “Guarantors”), the Lenders from time to time party thereto (as defined in the Second Amended and Restated Credit Facility), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Second Amended and Restated Credit Facility”).

Since W. P. Carey has obtained an Investment Grade Debt Rating (as such term is defined in the Second Amended and Restated Credit Facility), all of the Guarantors will be released from their guarantees under the Second Amended and Restated Credit Facility shortly following the Closing Date.

The Second Amended and Restated Credit Facility amends and restates the credit facility dated as of February 17, 2012 (the “2012 Credit Agreement”) by and among W. P. Carey, certain Guarantors, the Administrative Agent and certain Lenders party thereto.

The Second Amended and Restated Credit Agreement includes a term loan facility (the “Term Facility”) in an aggregate principal amount of up to $250 million, the proceeds of which will be available in a single draw on the Closing Date. The Term Facility matures on the second anniversary of the Closing Date, and such maturity date may be extended by two one-year periods, subject to the conditions to extension provided in the Second Amended and Restated Credit Facility.

Additionally, the Second Amended and Restated Credit Facility provides Borrower with a revolving loan facility (the “Revolving Loan Facility”) with an aggregate principal amount of up to $1 billion, which matures on the fourth anniversary of the Closing Date, which maturity date may be extended by one year at the option of Borrower, subject to the conditions to extension provided in the Second Amended and Restated Credit Facility. The Second Amended and Restated Credit Facility also permits (i) a sub-limit for up to $250 million under the Revolving Loan Facility to be borrowed in certain currencies other than U.S. dollars, (ii) a sub-limit for swing line loans of up to $50 million under the Revolving Loan Facility, and (iii) a sub-limit for the issuance of letters of credit under the Revolving Loan Facility in an aggregate amount not to exceed $50 million.

The aggregate principal amount (of revolving and term loans) available under the Second Amended and Restated Credit Facility is $1.25 billion, which, at the election of Borrower, may be increased by up to an additional $500 million, and may be allocated as an increase to the Revolving Loan Facility, the Term Facility, or if the Term Facility has been terminated, an add-on term loan, in each case subject to the conditions to increase provided in the Second Amended and Restated Credit Facility.

The Second Amended and Restated Credit Facility includes financial maintenance covenants, including a maximum leverage ratio, maximum secured debt ratio, minimum equity value ratio, minimum fixed charge coverage ratio and minimum unsecured interest coverage ratio. The Second Amended and Restated Credit Facility also contains various affirmative and negative covenants applicable to Borrower and its subsidiaries, subject to materiality and other qualifications, baskets and exceptions as outlined in the Second Amended and Restated Credit Facility.

Obligations under the Second Amended and Restated Credit Facility may be declared immediately due and payable upon the occurrence of certain events of default as defined in the Second Amended and Restated Credit Facility, including failure to pay any principal when due and payable, failure to pay interest within five (5) business days after becoming due, failure to comply with any covenant, representation or condition of any loan document, any change of control, cross-defaults, and certain other events as set forth in the Second Amended and Restated Credit Facility, with grace periods in some cases.

Borrowings under the Second Amended and Restated Credit Facility bear interest, at W. P. Carey’s election, at a rate equal to either: (i) the Eurocurrency Rate (as defined in the Second Amended and Restated Credit Facility), or (ii) the Base Rate (as defined in the Second Amended and Restated Credit Facility), in each case, plus the Applicable Rate (as defined in the Second Amended and Restated Credit Facility). Since W. P. Carey had obtained an Investment Grade Debt Rating as of the Closing Date, for borrowings under the Revolving Loan Facility, the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 0.925% to 1.70% and the Applicable Rate on Base Rate loans ranges from 0.00% to 0.70%. For borrowings under the Term Facility, the Applicable Rate on Eurocurrency Rate Loans ranges from 1.00% to 1.95% and the Applicable Rate on Base Rate loans ranges from 0.00% to 0.95%. Swing line loans under the Amended and Restated Credit Facility will bear interest at the Base Rate plus the Applicable Rate then in effect. As of the Closing Date, for borrowings made under the Revolving Loan Facility, the Applicable Rate for Eurocurrency Rate loans and letters of credit was 1.10% and for Base Rate loans was 0.10% and, for borrowings under the Term Facility, the Applicable Rate for Eurocurrency Rate loans was 1.25% and for Base Rate loans was 0.25%.

Since W. P. Carey has obtained an Investment Grade Debt Rating as of the Closing Date, it will pay a facility fee that ranges from 0.125% to 0.30% on the commitments under the Revolving Loan Facility (or if the Revolving Loan Facility commitments have been terminated, on the outstanding under the Revolving Loan Facility).

The Second Amended and Restated Credit Facility will be used for the working capital needs of W. P. Carey and its subsidiaries, to refinance existing indebtedness of W. P. Carey and its subsidiaries (along with the debt of CPA®:16 – Global outstanding prior to the consummation of the Merger), for new investments and for other general corporate purposes, including the Merger and transaction costs and expenses incurred in connection therewith.

W. P. Carey has normal banking relationships with the Lenders.

A copy of the Second Amended and Restated Credit Facility is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Second Amended and Restated Credit Facility above is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Facility.

Item 8.01 – Other Events.

On February 3, 2014, W. P. Carey issued a press release announcing the closing of the Merger and announcing the closing of the Second Amended and Restated Credit Facility. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement dated as of January 31, 2014, by and among the Borrowers set forth therein, W. P. Carey, as borrower, the Guarantors identified therein, all of which are subsidiaries of W. P. Carey, the Lenders from time to time party thereto (as defined therein), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release issued by W. P. Carey on February 3, 2014.

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements include, but are not limited to, statements regarding the benefits of the proposed Merger, anticipated future financial and operating performance and results, including estimates of growth.  These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that the actual results of W. P. Carey or of the combined company following the consummation of the Merger could be materially different from those projected in such forward-looking statements.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company.  Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in each company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the SEC. These risks, as well as other risks associated with the proposed Merger, are more fully discussed in the Form S-4 and the Joint Proxy Statement/Prospectus, as amended (File No. 333-191517) filed by W. P. Carey and CPA®:16 — Global. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: February 3, 2014	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director